UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 29, 2007

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue Seattle, Washington (Address of Principal Executive Office)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 256-4545
None
(Former name or former address, if change since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 29, 2007, Dendreon Corporation (“Dendreon”) issued a press release announcing that the U.S. Food and Drug Administration’s (the “FDA”) Office of Cellular, Tissue and Gene Therapies Advisory Committee recommended to the FDA that there is substantial evidence of efficacy and safety of Provenge (sipuleucel-T) for the treatment of patients with asymptomatic, metastatic, androgen-independent (also known as hormone refractory) prostate cancer. If approved for marketing by the FDA, Provenge would become the first active cellular immunotherapy and the first biologic approved to treat prostate cancer. The FDA will now review the advisory committee’s recommendations. Dendreon anticipates a decision on Provenge by May 15, 2007. The full text of Dendreon’s press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits
99.1      Dendreon Corporation press release, dated March 29, 2007.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: March 30, 2007

EXHIBIT INDEX

Number	Description

99.1	Dendreon Corporation press release, dated March 29, 2007.